Exhibit 99.3
Annual Statement as to Compliance For the
Year Ended December 31, 2009
United States Department of Education College and
University Facility Loan Trust Two
Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:
(i)	A review of the activities and performance of Berkadia Commercial Mortgage as Special Servicer during the period under this Servicing Agreement, has been made under my supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Special Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.
(ii)	I confirm that Berkadia Commercial Mortgage as Special Servicer is in compliance with the requirements of Section 2.02 hereof.
     Berkadia Commercial Mortgage
Michael Carp
Executive Vice President
February 20, 2010
Inv.003 Lib.G

Berkadia Commercial Mortgage	601 Montgomery Si. Ste 1500 San Francisco, CA 94111

Annual Statement as to Compliance For the
Year Ended December 31, 2009
United States Department of Education College and
University Facility Loan Trust Two
Pursuant to Section 206 of the Servicing Agreement governing the referenced transaction, I hereby attest that:
(i)	A review of the activities and performance of Berkadia Commercial Mortgage as Special Servicer during the period under this Servicing Agreement, has been made under my supervision, and, to the best of my knowledge, based on such review, Berkadia Commercial Mortgage as Special Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.
(ii)	I confirm that Berkadia Commercial Mortgage as Special Servicer is in compliance with the requirements of Section 2.02 hereof.
Berkadia Commercial Mortgage
Mark E. McColl
Executive Vice President
February 20, 2010
Inv.003 Lib.G

Berkadia Commercial Mortgage	118 Welsh Road Horsham, Pa 19044